UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

Closing of Asset Sale

On September 15, 2015, Resolute Wyoming, Inc., a Delaware corporation (“Resolute Wyoming”), a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with MCL 1 Oil and Gas Wyoming LLC to sell its Hilight Field oil and gas properties in the Powder River Basin in Campbell County, Wyoming, for a purchase price of $55 million, subject to customary purchase price adjustments, including for title and environmental defects (the “PRB Sale”). On October 6, 2015, Resolute Wyoming closed the PRB Sale transaction.  The PRB Sale had an effective date of July 1, 2015.

In connection with the PRB Sale, on October 5, 2015, the Company also entered into a letter agreement under the Company’s Secured Term Loan Agreement (the “Second Lien Credit Agreement”) dated December 30, 2014, between the Company, certain subsidiaries of the Company as Guarantors, Bank of Montreal, as Administrative Agent, and the lenders parties thereto (the “Second Lien Lenders”), pursuant to which the Second Lien Lenders consented to the PRB Sale and waived any required prepayment of Second Lien debt in connection with the PRB Sale.

The net proceeds of the PRB Sale were used to pay down amounts outstanding under the Company’s Revolving Credit Facility (as defined below).

Borrowing Base Redetermination

On October 7, 2015, the Company completed its fall borrowing base redetermination under its Second Amended and Restated Credit Agreement, dated as of March 30, 2010, as amended, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Revolving Credit Facility”), and the borrowing base was set at $165 million.  This amount reflects a $15 million reduction attributable to the sale of the Powder River Basin properties described above.

Information About Sold Assets

The properties sold by the Company in the PRB Sale are located in Campbell County, Wyoming.  The properties sold (i) had estimated proved reserves of 5.9 MMBoe as of December 31, 2014, (ii) produced approximately 1,655 net Boe per day in the second quarter of 2015, 73 percent of which was gas and NGL, the balance of which was oil, and (iii) included 48,000 net acres.

On October 8, 2015, the Company issued a press release announcing the matters described above. The press release is furnished herewith as Exhibit 99.1. The press release information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release dated October 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2015	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 8, 2015.